UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

CODE CHAIN NEW CONTINENT LIMITED
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

CODE CHAIN NEW CONTINENT LIMITED

180 Qingnian West Road

Hongqiao Building West, 4th Floor

Nantong, Jiangsu, China 226001

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF

A MAJORITY OF THE OUTSTANDING VOTING STOCK OF CODE CHAIN NEW CONTINENT LIMITED

This notice and accompanying Information Statement are furnished to the holders of shares of the common stock, par value $0.0001 per share, of Code Chain New Continent Limited, a Nevada corporation (“we,” “us,” “our” or the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the actions described below.

On June 30, 2020, the Board of Directors (the “Board”) and majority stockholders (the “Consenting Stockholders”) holding an aggregate of 15,491,952 shares of common stock, representing 54.32% of the total issued and outstanding as of June 30, 2020 took action by written consent to approve entry into a share purchase agreement (the “Agreement”, a copy of which is attached hereto as Annex A), which was executed on June 30, 2020 with Jiazhen Li, Long Liao and Chunyong Zheng, to sell all the equity interest in China Sunlong Environmental Technology Inc. (“China Sunlong”), a Cayman Islands company and a subsidiary of the Company, to Jiazhen Li (the “Buyer”), who was the Chief Executive Officer of the Company from October 4, 2018 to April 15, 2019, in exchange for a total consideration of $1,732,114 in the form of canceling 1,012,932 shares of common stock of the Company held by Long Liao and Chunyong Zheng (the “Payees”), valued at $1.71 per share (the “Disposition of China Sunlong”). The Disposition of China Sunlong includes the sale all of the equity interest of China Sunlong’s subsidiaries, including Shengrong Environmental Protection Holding Company Limited (“Shengrong BVI”), a British Virgin Islands company, Hong Kong Shengrong Environmental Company Limited (“Sunrong HK”), a Hong Kong company, Shengrong Environmental Protection Technology (Wuhan) limited, a PRC company, and Wuhan Host Coating Materials Limited (“Wuhan HOST”), a PRC company.

Stockholders of record at the close of business on June 30, 2020 are entitled to receive this notice. Because this action has been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. As of June 30, 2020, we had 28,514,520 shares of common stock issued and outstanding.

Attached hereto for your review is an Information Statement relating to the actions described therein. Please read this Information Statement carefully. It describes the essential terms of the actions. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”).

The business of China Sunlong has been disclosed as discontinued business in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Quarterly Report on Form 10-Q for the interim periods ended March 31, 2020, and the Quarterly Report on Form 10-Q for the interim periods ended June 30, 2020 and the financial statements and accompanying footnotes contained therein, which are collectively referred to as the “Reports”. There have been no substantial changes to the financial statements as of and for the period ended June 30, 2020 contained in the Form 10-Q filed with the SEC on August 13, 2020 as a result of the Disposition of Sunlong, except for the cancellation of the Company’s shares held by the Payees. Therefore, this Information Statement shall be read in conjunction with the Reports, particularly the Quarterly Report on Form 10-Q for the interim periods ended June 30, 2020. These Reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

By Order of the Board of Directors,

October 2, 2020	/s/ Yimin Jin
Yimin Jin
Chief Executive Officer and Chairman

CODE CHAIN NEW CONTINENT LIMITED

180 Qingnian West Road

Hongqiao Building West, 4th Floor

Nantong, Jiangsu, China 226001

INFORMATION STATEMENT

 WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU

ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

INTRODUCTION

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be sent or given on or about October 7, 2020, to the stockholders of record, as of June 30, 2020 (the “Record Date”), of Code Chain New Continent Limited, a Nevada corporation (hereinafter referred to as “we,” “us,” “our,” or the “Company”). This Information Statement is being circulated to advise stockholders of certain actions already approved and taken without a meeting by written consent of stockholders who hold a majority of the voting power of our voting stock.

On June 30, 2020, the Board of Directors of the Company (the “Board’), a special committee consisting of members of our Audit Committee, and majority stockholders (the “Consenting Stockholders”) holding an aggregate of 15,491,952 shares of the common stock, par value $0.0001 per share, representing 54.32% of the Company issued and outstanding as of the Record Date, have approved and consented in writing to enter into a share purchase agreement (the “Agreement”, a copy of which is attached hereto as Annex A), which was executed on June 30, 2020 with Jiazhen Li, Long Liao and Chunyong Zheng, to sell all the equity interest in China Sunlong Environmental Technology Inc. (“China Sunlong”), a Cayman Islands company and a subsidiary of the Company, to Jiazhen Li (the “Buyer”), who was the Chief Executive Officer of the Company from October 4, 2018 to April 15, 2019, in exchange for a total consideration of $1,732,114 in the form of cancelling 1,012,932 shares of common stock of the Company held by Long Liao and Chunyong Zheng (the “Payees”), valued at $1.71 per share (the “Disposition of China Sunlong”). The Disposition of China Sunlong includes the sale all of the equity interest of China Sunlong’s subsidiaries, including Shengrong Environmental Protection Holding Company Limited (“Shengrong BVI”), a British Virgin Islands company, Hong Kong Shengrong Environmental Company Limited (“Sunrong HK”), a Hong Kong company, Shengrong Environmental Protection Technology (Wuhan) limited, a PRC company, and Wuhan Host Coating Materials Limited (“Wuhan HOST”), a PRC company.

Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada Revised Statutes (“NRS”) and our Articles of Incorporation and Bylaws to approve the actions. Accordingly, the actions will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

ACTIONS BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDER

On June 30, 2020, the Board, a special committee consisting of members of our Audit Committee, and the Consenting Stockholders approved the Disposition of China Sunlong. The Consenting Stockholders and its approximate ownership percentage of our voting stock as of June 30, 2020, which constituted a majority of the voting rights under our Bylaws, were as follows:

Name of Beneficial Holders	Shares Beneficially Held	Percent of Total Shares Outstanding(1)
Yimin Jin	4,334,705	15.20%
Wei Xu	3,755,000	13.17%
Shenghua Huang	1,263,732	4.43%
Bibo Lin	1,200,000	4.21%
Qihai Wang	1,036,000	3.36%
BZ Industrial Limited(2)	1,000,000	3.51%
Yuguo Zhang	805,000	2.82%
Jirong Huang	790,000	2.77%
Havesuccess Investments Limited(3)	707,516	2.48%
Yilei Shao	600,000	2.10%
Total	15,491,953	54.32%

(1)	Calculated based on the 28,514,520 shares of common stock issued and outstanding as of June 30, 2020.

(2)	BZ Industrial Limited is controlled by Xueyuan Han.

(3)	Havesuccess Investments Limited is controlled by Huazhen Ling.

PROPOSALS BY SECURITY HOLDERS

The Board knows of no other matters or proposals other than the actions described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s common stock.

DISSENTERS’ RIGHTS

There are no rights of appraisal or similar rights of dissenters with respect to any matter described in this Information Statement. The Nevada Revised Statutes do not provide for dissenters’ rights of appraisal in asset sales transactions unless a corporation’s certificate of incorporation expressly provides for those rights. Our Articles of Incorporation do not provide for appraisal rights under these circumstances.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 200,000,000 shares of common stock with a par value of $0.0001 per share and 20,000,000 shares of preferred stock with a par value of $0.0001 per share. As of the Record Date, there were 28,514,520 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote per share. As of the Record Date, there no preferred stock issued and outstanding.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions described in this Information Statement is authorized by Section 78.320(2) of the Nevada Revised Statutes (“NRS”). NRS 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the action disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of our voting power to approve the action described in this Information Statement.

DISPOSITION OF CHINA SUNLONG

General

To assist in evaluating the fairness of the Disposition of Sunlong to our shareholders, a special committee consisting of members of our Audit Committee (the “Special Committee”) of the Board, considered the terms and conditions of the Agreement and made recommendation to the Board with respect to the Disposition of Sunlong. The Special Committee unanimously determined that the Agreement and the Disposition of Sunlong were advisable and in the best interests of all the shareholders of the Company, approved the Agreement and the Disposition of Sunlong and made recommendation to the Board to approve the Agreement and the Disposition of Sunlong. The Board, upon Special Committee’s unanimous recommendation, unanimously determined that the Agreement and the Disposition of Sunlong were advisable and in the best interests of all the shareholders of the Company and approved the Agreement and the consummation of the Disposition of Sunlong.

In making its decision, the Board and the Special Committee took into account, among other things: the fact that China Sunlong and its subsidiaries had no revenue and negative operating income since the fourth quarter of 2019 and no revenue or operating income for the first and second quarter of 2020, due to the disruption caused by the lockdown of Wuhan, Hubei Province, China, where all of the operation of China Sunlong and its subsidiaries were at, as one of the measures to prevent and control the spread of was a novel coronavirus outbreak, now known as COVID-19; the business outlook of China Sunlong and its subsidiaries; the current and future economic and competitive environment for China Sunlong and its subsidiaries; the weak financial viability of China Sunlong and its subsidiaries; and the analysis of Boustead Securities LLC, which we had engaged for preparation of a fairness opinion to the Board (the “Fairness Opinion”, a copy of which is attached as Annex B), that as of the date of such opinion, and based upon and subject to the various assumption and qualification set forth therein that the Disposition of China Sunlong was fair from a financial point of view. See the section titles “Fairness Opinion” below.

Description of China Sunlong Environmental Technology Inc.’s Business

China Sunlong is a holding company incorporated under the laws of the Cayman Islands. China Sunlong has no substantive operations.

Shengrong BVI is a holding company incorporated under the laws of the British Virgin Islands. It is a direct subsidiary 100% owned by China Sunlong. Shengrong BVI is a holding company and has no substantive operations.

Shengrong HK is a holding company incorporated under the laws of the Hong Kong. It is a direct subsidiary 100% owned by Shengrong BVI. Shengrong HK is also a holding company and has no substantive operations.

Shengrong WFOE is a company incorporated under the laws of China. It is a direct subsidiary 100% owned by Shengrong HK. Shengrong WFOE was engaged in the solid waste recycling systems business, providing sorting, recycling, and purification systems for industrial solid waste. The principal office of Shengrong WFOE was in Wuhan, China.

Wuhan Host is a company incorporated under the laws of China. It is a direct subsidiary 100% owned by Shengrong WFOE. Wuhan Host was engaged in the manufacture and distribution of its own anti-corrosion and anti-corrosion coatings, which were applicable to the surface anti-corrosion, waterproof and decoration of concrete and steel components, and were widely used in the fields of ships, Bridges, water conservancy and hydropower projects, wind power generation, mining machinery manufacturing, petroleum, petrochemical and metallurgy, port construction, light industry, locomotive and vehicle, etc. The principal office of Wuhan Host was in Wuhan, China.

Background of and Reasons for the Disposition of China Sunlong

Starting in December 2019 in Wuhan, Hubei Province, China, where Shengrong WFOE and Wuhan HOST were located, there was a novel coronavirus outbreak, now known as COVID-19, which soon spread throughout China and all over the world. The Chinese government took various measures in Wuhan, including reduced travel and cancellation of meetings and events in December 2019. Management at Shengrong WFOE and Wuhan HOST decided to suspend most operation in response to the local regulations and to ensure the health and safety of employees in late December 2019.

As the spread became faster and more deadly, on January 23, 2020, Hubei government announced that Wuhan, together with other four neighboring cities would be under lockdown until further notice. Railway station, airport and highway started to close. Entering or leaving the city was restricted. Soon thereafter, more cities throughout China adopted mandatory lockdown and other restrictions such as quarantine and travel restriction. On February 11, 2020, Wuhan government doubled down on the lockdown, residents were mandated to stay at home with few exceptions. The lockdown halted almost all production where the measures were implemented and caused significant disruption to the economy. The nature of companies such as Shengrong WFOE and Wuhan HOST that relied heavily on manufacturing and distribution of goods did not support remote working. Distributions were interrupted as well due to travel restrictions. Most suppliers and customers of Shengrong WFOE and Wuhan HOST were in or near the epicenter and were adversely impacted as well.

Though the lockdown in Wuhan was lifted in April 2020, the disruption caused by COVID-19 were catastrophic for Shengrong WFOE and Wuhan HOST in the waste management industry. The two companies lost employees, suppliers and customers and have not been able to recover since then.

Prior to the effective cessation of the operation of China Sunlong and its subsidiaries in the fourth quarter of fiscal year 2019 and our decision to discontinue the business carried out by China Sunlong and its subsidiaries, as of and for the nine months ended September 30, 2019, all of the revenue, operating income and assets of China Sunlong and its subsidiary consolidated were attributable to the operations in Wuhan City and Hubei Province.

As of and for the fiscal year ended December 31, 2018, all of the revenue, operating income and assets of China Sunlong and its subsidiary consolidated were attributable to the operations in Wuhan City and Hubei Province.

Shengrong WFOE and Wuhan HOST did not have any revenue from December 2019 to June 2020. The consolidated financial statements of China Sunlong, Sunlong BVI, Sunlong HK, Shengrong WFOE and Wuhan HOST indicates that the stockholders’ equity was $(9,931,567) as of December 31, 2019 and $(9,293,979) as of June 30, 2020.

As a result, CCNC decided on June 30, 2020 to dispose all its equity interest in China Sunlong and therefore to dispose all assets and liabilities of China Sunlong, Sunlong BVI, Sunlong HK, Shengrong WFOE and Wuhan HOST.

Fairness Opinion

The Board retained Boustead Securities LLC (“Boustead”) to render to the Board an opinion as to the fairness, from a financial point of view, of the consideration received by the Company in the Disposition of China Sunlong. Boustead is an independent investment banking firm. As part of its investment banking services, is regularly engaged in the independent valuation of business and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Board selected Boustead on the basis of Boustead’s experience in similar transactions and its reputation in the investment community.

The full text of Boustead’s written opinion dated September 2, 2020, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Boustead in rendering its opinion, is attached as Annex B to this Information Statement and is incorporated in its entirety herein by reference. The following summary of Boustead’s opinion is qualified in its entirety by reference to the full text of the opinion. The Company’s stockholders are urged to, and should, carefully read Boustead’s written opinion in its entirety.

In connection with its opinion, Boustead, among other thing, has:

●	the Agreement dated June 30, 2020;

●	Reviewed the Company’s audited financial statements for the years ended December 31, 2018 and 2019, which incorporated China Sunlong’s operations as incorporated in its predecessors’ Form 10-Ks filed with the SEC;

●	Reviewed the Company’s and its predecessors’ unaudited quarterly financial statements prepared for interim periods from March 31, 2019 through June 30, 2020 as filed with the SEC;

●	Reviewed certain operating and financial information relating to China Sunlong as well as CCNC’s business and prospects, though not independently verifiable;

●	Reviewed the Company’s other filings with the SEC since January 1, 2018, as well as those of its predecessor companies;

●	Noted the Company’s representations to Boustead that all of China Sunlong’s revenues, earnings and assets for 2018, 2019 and the six-month period ending June 30, 2020 were attributable to operations located in Wuhan, Hubei Province, China and its immediate environs;

●	Noted the Company’s representation that the effects of the outbreak of COVID-19 in Wuhan, Hubei, China in late 2019 caused it to determine to classify China Sunlong’s operations as discontinued as of December 31, 2019;

●	Engaged in telephonic conversations with the Audit Committee Chairman of the Seller, who is also a member of the Board, to discuss the business, operations, historical and projected financial results, as well as future prospects of China Sunlong;

●	Noted that the Buyer is a former CEO of the Company;

●	Noted that the Disposition of China Sunlong was approved by written consent by stockholders who collectively held 54.32% of the equity of the Company’s common stock as of June 30, 2020, some of whom are officers and directors of the Company, as is permissible under the laws of the State of Nevada where the Seller is incorporated;

●	Noted that an entity controlled by the Buyer acquired 100% of the equity interests of a different subsidiary (Hubei Shengrong) of the Seller in December 2018, subsequent to his resignation as the Company’s CEO. Boustead did not render a fairness opinion for that transaction, did not act as a financial advisor to any party to that transaction, nor received any compensation arising from that transaction;

●	Reviewed publicly available financial data and trading multiples of companies where Boustead deemed generally comparable to Sunlong including publicly-traded hazardous waste processors which operate solely in PRC and Hong Kong, as well as publicly -traded hazardous waste companies of $100 million of equity market capitalization or less;

●	Reviewed and analyzed certain publicly available information with respect to the terms of certain merger and acquisition transactions Boustead deemed relevant to its analysis;

●	Considered that no cash was tendered by the Buyer or Payees to the Company; given that this was a purchase of equity by the Buyer, the net liabilities of China Sunlong were transferred for the Company to the Buyer;

●	Conducted such other studies, analysis, inquiries, and investigations as Boustead deemed appropriate.

In arriving at its opinion, Boustead assumed and relied upon, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and do not assume any responsibility with respect to such data, material and other information.

Boustead assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the parties since the date of the last financial results of China Sunlong and its subsidiaries made available to Boustead. Boustead did not make and was not provided with any independent evaluation, appraisal or physical inspection of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the China Sunlong or any other entity.

The opinion is limited to whether the consideration is fair to CCNC, from a financial point of view, and does not address any other terms, aspects or implications of the transaction, including, without limitation, the form or structure of the transaction, any consequences of the transaction on the Company, on the parties’ respective members, stockholders, creditors or otherwise, or any term, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the transaction or otherwise. The opinion also does not consider, address or include: (i) any other strategic or financial alternatives currently (or which have been or may be) contemplated by the Company or its Board; (ii) the legal, tax or accounting consequences of the transaction on the company or the respective members, or stockholders of the parties, and (iii) the fairness of the amount or nature of any compensation to any parties’ officers, directors or employees, or class of such persons, relative to the compensation to the holders of the Company’s securities.

Neither Boustead nor any of its affiliates have acted as a financial advisor to CCNC, Buyer, or Payees (collectively, the “Parties”), and have not received any other compensation from the Parties. Neither Boustead nor any of its affiliates will receive any compensation for this fairness opinion from the Parties that is contingent upon the successful completion of the sale of China Sunlong to the Buyer by CCNC, and will not receive any other contingent compensation if it is successfully completed. There have been no material relationships between Boustead and its affiliates, and the Parties in the past two years, nor is there a mutual understanding between Boustead nor any of its affiliates that are mutually understood to be contemplated in which any compensation was or will be rendered as a result of the relationship between Boustead and the Parties.

Effects of the Disposition of China Sunlong

Immediately prior to the Agreement, the corporate structure of CCNC was as follows:

After entering into the Agreement, the corporate structure is as follows:

The business of China Sunlong has been disclosed as discontinued business in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Quarterly Report on Form 10-Q for the interim periods ended March 31, 2020, and the Quarterly Report on Form 10-Q for the interim periods ended June 30, 2020 and the financial statements and accompanying footnotes contained therein, which are collectively referred to as the “Reports”. There have been no substantial changes to the financial statements as of and for the period ended June 30, 2020 contained in the Form 10-Q filed with the SEC on August 13, 2020 as a result of the Disposition of Sunlong, except for the cancellation of the Company’s shares held by the Payees. Therefore, this Information Statement shall be read in conjunction with the Reports, particularly the Quarterly Report on Form 10-Q for the interim periods ended June 30, 2020.

Procedure for Effecting the Disposition of China Sunlong

On August 31, 2020, the Company’s shares held by the Payees were duly cancelled pursuant to the Agreement. China Sunlong is in the process of filing the necessary amendments with the regulatory authority in Cayman Islands.

Vote Required

Pursuant to NRS 78.385 and 78.390, the approval of the Disposition of China Sunlong required a majority of our outstanding voting capital stock. As discussed above, the Consenting Stockholders has consented to dispose the Sunlong Shares.

RISK FACTORS AND CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Please note that this Information Statement contains or incorporates by reference “forward-looking statements” and “forward-looking information” under applicable securities laws. These forward-looking statements include, but are not limited to, statements about the Conversion and our plans, objectives, expectations and intentions with respect to future operations, including the benefits or impact described in this Proxy Statement that we expect to achieve as a result of the Conversion. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates,” “continues,” “may,” “intends,” “plans” or similar expressions in this Proxy Statement or in the documents incorporated by reference. Any forward-looking statements in this Proxy Statement reflect only expectations that are current as of the date of this Proxy Statement or the date of any document incorporated by reference in this document, as the case may be, are not guarantees of performance, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our ability to control. Further, these forward-looking statements are based on assumptions with respect to business strategies and decisions that are subject to change. Actual results or performance may differ materially from those we express in our forward-looking statements. Except as may be required by applicable securities laws, we disclaim any obligation or undertaking to disseminate any updates or revisions to our statements, forward-looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.

Set forth below, we have identified certain risk that could cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein. In addition, you should also review carefully the risks affecting our business generally that could also cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein.

We may be subject to securities litigation, which is expensive and could divert our attention.

We may be subject to securities class action litigation in connection with the Disposition of China Sunlong. Securities litigation against us could result in substantial costs and divert our management’s attention from our operations, which could harm our business and increase our expenses.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

The Buyer, Jiazhen Li, was the Chief Executive Officer of the Company from October 4, 2018 to April 15, 2019, when Mr. Li resigned.

Except as described above, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

●	Any director or officer of our Company,

●	Any person who has been a director or officer of our Company at any time since the beginning of the last fiscal year

●	Any proposed nominee for election as a director of our Company, and

●	Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” No director has advised us that he intends to oppose the Disposition of China Sunlong.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock and preferred stock as of June 30, 2020 by the following persons:

●	Each person known by the Company to beneficially own more than 5% of the Company’s outstanding Common Stock;

●	Each of the named executive officers (as defined in Item 402 of Regulation S-K);

●	Each of our directors, and

●	All of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from June 30, 2020, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from June 30, 2020.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Directors and Named Executive Officers
Yimin Jin, Chief Executive Officer and Co-Chairman of the Board	4,334,705	15.20%
Wei Xu, Co-Chairman of the Board	3,755,000	12.17%
Yuguo Zhang, President	805,000	2.82%
Yi Li, Chief Financial Officer	0	-
Bibo Lin, Vice President	1,200,000	4.21%
Xiaonian Zhang, Vice President	0	-
Qihai Wang, Director	1,036,000	3.63%
Mingyue Cai, Director	0	-
Manli Long, Director	0	-
Mingze Yin, Director	0	-
Min Zhu, Director	0	-
All officers and directors as a group (11 persons):	11,130,705	39.04%

5% Beneficial Owner
None	-	-

(1)	Calculated on the basis of 28,514,520 issued and outstanding shares of Common Stock as of June 30, 2020. Each share of Common Stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders.

Changes in Control

We are unaware of any contract of other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR system. You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to CODE CHAIN NEW CONTINENT LIMITED, 180 Qingnian West Road, Hongqiao Building West, 4th Floor, Nantong, Jiangsu, China 226001, Attn: Yimin Jin, Chief Executive Officer, or by telephoning the Company at +86-0513-8912-3630.

Our principal executive office is located at 180 Qingnian West Road, Hongqiao Building West, 4th Floor, Nantong, Jiangsu, China 226001. Our corporate website is http://www.tmsrholding.com and our phone number is +86-0513-8912-3630.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to CODE CHAIN NEW CONTINENT LIMITED, 180 Qingnian West Road, Hongqiao Building West, 4th Floor, Nantong, Jiangsu, China 226001, Attn: Yimin Jin, Chief Executive Officer, or by telephoning the Company at +86-0513-8912-3630.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THESE ACTIONS. HOWEVER, SECTION 14C OF THE EXCHANGE ACT REQUIRES THE MAILING TO OUR STOCKHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION STATEMENT AT LEAST 20 DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE CORPORATE ACTION MAY BE TAKEN.

CODE CHAIN NEW CONTINENT LIMITED

October 2, 2020	/s/ Yimin Jin
Yimin Jin
Chief Executive Officer

Annex A

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”), dated as of June 30, 2020, is entered into among Code Chain New Continent Limited, a Nevada corporation (“Seller”), Jiazhen Li (“Buyers”), and Long Liao and Chunyong Zheng (“Payees”). Capitalized terms used in this Agreement have the meanings given to such terms herein.

RECITALS

WHEREAS, Seller owns all of the issued and outstanding ordinary shares, (the “Sunlong Shares”), in China Sunlong Environmental Technology Inc., a Cayman Islands company and a subsidiary of Seller (the “Company”); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Sunlong Shares, subject to the terms and conditions set forth herein;

WHEREAS, the Payees have a prior relationship with the Buyers and have agreed to be responsible for the payment of the purchase price of the Sunlong Shares on behalf of Buyer, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Purchase and sale

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2.01), Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Sunlong Shares, free and clear of any mortgage, pledge, lien, charge, security interest, claim, community property interest, option, equitable interest, restriction of any kind (including any restriction on use, voting, transfer, receipt of income, or exercise of any other ownership attribute), or other encumbrance (each, an “Encumbrance”).

Section 1.02 Purchase Price. The aggregate purchase price for the Sunlong Shares shall be $1,732,114 (the “Purchase Price”), payable in consideration of cancellation of 1,012,932 shares of the Seller owned by the Payees (the “CCNC Shares”). The CCNC Shares shall be valued at $1.71 per share, based on the closing price of the Seller’s common stock on June 30, 2020. Seller and Payees shall cause the CCNC Shares to be cancelled at the Closing.

Section 1.03 The Buyer shall be a third party beneficiary to the agreement and shall have the right to enforce such agreement directly to the extent it may deem such enforcement necessary or advisable to protect its rights.

ARTICLE II
CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreements (the “Closing”) shall take place on a date mutually agreed by the parties within 30 days after the date of this Agreement (the “Closing Date”).

Annex A-1

Section 2.02 Seller Closing Deliverables. At the Closing, Seller shall deliver to Buyer the following:

(a) Share certificates evidencing the Sunlong Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with all required share transfer tax stamps affixed thereto.

(b) Copies of all resolutions of the board of directors and the shareholders of Seller authorizing the execution, delivery, and performance of this Agreement, and the other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing (collectively, the “Transaction Documents”) to which Seller is a party and the consummation of the transactions contemplated hereby and thereby;

(c) Resignations of the directors and officers of the Company, if applicable, effective as of the Closing Date.

Section 2.03 Buyer Closing Deliverables. At the Closing, Buyer shall deliver to Seller the following:

(a) Irrevocable stock powers signed by each of the Payees addressed to the Seller’s transfer agent with respect to the cancellation of the CCNC Shares.

(b) Confirmation from Seller’s transfer agent with respect to the cancellation of the CCNC Shares.

ARTICLE III
Representations and warranties of seller

Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof. For purposes of this Article III, “Seller’s knowledge,” “knowledge of Seller,” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Seller, after due inquiry.

Section 3.01 Organization and Authority of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the Laws (as defined in Section 3.05) of the state of Nevada. Seller has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and each Transaction Document to which Seller is a party constitute legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

Annex A-2

Section 3.02 Organization, Authority, and Qualification of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the state of Nevada and has full corporate power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted. Section 3.02 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

Section 3.03 No Conflicts or Consents. The execution, delivery, and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of Seller or the Company; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, treaty, or other requirement of any Governmental Authority (collectively, “Law”) or any order, writ, judgment, injunction, decree, determination, penalty, or award entered by or with any Governmental Authority (“Governmental Order”) applicable to Seller or the Company; (c) require the consent, notice, or filing with or other action by any Person or require any Permit, license, or Governmental Order; (d) violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, or modify any contract, lease, deed, mortgage, license, instrument, note, indenture, joint venture, or any other agreement, commitment, or legally binding arrangement, whether written or oral (collectively, “Contracts”), to which Seller or the Company is a party or by which Seller or the Company is bound or to which any of their respective properties and assets are subject; or (e) result in the creation or imposition of any Encumbrance on any properties or assets of the Company.

ARTICLE IV
Representations and warranties of buyer

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof. For purposes of this Article IV, “Buyer’s knowledge,” “knowledge of Buyer,” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer, after due inquiry.

Section 4.01 Authorization; Binding Agreement. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (a) have been duly and validly authorized and (b) no other corporate proceedings, other than as set forth elsewhere in the Agreement, are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been, and shall be when delivered, duly and validly executed and delivered by the Purchaser, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, and constitutes, or when delivered shall constitute, the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”)

Annex A-3

Section 4.02 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of the Purchaser is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than (a) such filings as may be required in any jurisdiction in which such Party is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, (b) such filings as contemplated by this Agreement, (c) any filings required with NASDAQ with respect to the transactions contemplated by this Agreement, or (d) applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and/ or any state “blue sky” securities laws, and the rules and regulations thereunder.

Section 4.03 Non-Contravention. The execution and delivery by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby, and compliance with any of the provisions hereof, will not (a) conflict with or violate any provision of the Organizational Documents of such Party (if any), (b) conflict with or violate any Law, Order or Consent applicable to such Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of such Party under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract of such Party.

ARTICLE V
Miscellaneous

Section 5.01 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 5.02 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 5.03 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, any exhibits, and the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 5.04 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Annex A-4

Section 5.05 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 5.06 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and county of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

Section 5.07 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

Annex A-5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Code Chain New Continent Limited

By	/s/ Yimin Jin
Yimin Jin
Chief Executive Officer

Buyer

/s/ Jiazhen Li
Jiazhen Li

Payees

/s/ Long Liao
Long Liao

/s/ Chunyong Zheng
Chunyong Zheng

Annex A-6

Annex B

September 2, 2020

BY ELECTRONIC MAIL

Board of Directors

Code Chain New Continent, Limited

180 Qingnian West Road

Hongqiao Building West, 4th Floor

Nantong, Jinagsu, China 226001

c/o: Yimin Jin, Chief Executive Officer

Dear Mr. Jin:

Boustead Securities, LLC (“BSL”, “we”, “our”, or “us”) has been advised that Code Chain New Continent, Limited (“CCNC”, the “Seller”, or “you”) has sold all of the issued and outstanding ordinary shares of China Sunlong Environmental Technology, Incorporated (“Sunlong”, the “Company”, or the “Subsidiary”), a Cayman Islands Company, which was a wholly owned subsidiary of CCNC, to Jiazhen Li (the “Buyer”), as well as Long Liao and Chunyong Zheng (the “Payees”). CCNC’s agreement to sell its ordinary shares (the “Sunlong Shares’) of Sunlong to the Buyer and Payees pursuant to the Share Purchase Agreement (“Share Purchase Agreement”) between CCNC, the Buyer and the Payees dated June 30, 2020 (the “Agreement Date”) is defined as the “Transaction” herein.

On June 30, 2020, the Share Purchase Agreement was approved by the written consent of shareholders owning a majority (54.32%) of CCNC’s then outstanding common shares, the written consent of CCNC’s Board of Directors, and the written consent of the Audit Committee of CCNC’s Board of Directors. These written consents are sufficient under the laws of the State of Nevada without a vote of all of CCNC’s shareholders.

Subsequently, you (CCNC) have asked us to render our opinion to your Board of Directors as to whether the terms of the Transaction were fair, from a financial point of view, to you as the Seller.

For the absence of doubt, upon the Closing Date, the Buyer acquired all of the outstanding equity of the Company, including all of the outstanding equity of the Company’s subsidiaries which include Shengrong Environmental Protection Holding Company, Limited, a British Virgin Islands Company (“Shengrong BVI”), Hong Kong Shengrong Environmental Company, Limited, a Hong Kong Company (“Shengrong HK”), as well as Shengrong Environmental Protection Technology (Wuhan) Limited, a Company incorporated in the People’s Republic of China (“Shengrong Wuhan”, or “WOFE”). In addition, the Buyer acquired all of the outstanding equity of Shengrong Wuhan’s 100% owned subsidiary, Wuhan HOST Coating Materials, Limited, a Company incorporated in the People’s Republic of China (“Wuhan HOST”). All assets, liabilities, and contingencies of Sunlong were transferred from the Seller to the Buyer.

Pursuant to the Share Purchase Agreement, the Seller sold to the Buyer, and the Buyer purchased from the Seller, all of the Sunlong Shares free of any Encumbrance as defined in Section 1.01 therein. In exchange, the Payees tendered 1,012,932 shares of CCNC common stock to the Seller on behalf of the Buyer; no cash was tendered by the Payees or Buyer to the Seller. Per the representation of the Seller’s transfer agent, Continental Stock Transfer and Trust, the Payees’ tendered shares of CCNC were cancelled and associated stock powers were executed.

In the course of performing our review and analysis for rendering this opinion, we have:

●	Reviewed the Seller’s audited financial statements for the years ended December 31, 2018, and December 31, 2019, which incorporated Sunlong’s operations as incorporated in its predecessors’ Form 10-Ks filed with the United States Securities and Exchange Commission (“SEC”).

●	Reviewed the Seller’s and its predecessors’ unaudited quarterly financial statements prepared for interim periods from March 31, 2019 through June 30, 2020 as filed with the SEC.

●	Reviewed certain operating and financial information relating to Sunlong’s as well as CCNC’s business and prospects prepared at our direction, but that is not independently verifiable.

●	Reviewed the Seller’s other filings with the SEC since January 1, 2018, as well as those of its predecessor companies.

6 Venture, Suite 395-Irvine, CA 92618 | 949-502-4408 phone | 310-301-8099 fax

Annex B-1

●	Noted the Seller’s representations to us that all of Sunlong’s revenues, earnings and assets for 2018, 2019, and the xix-month period ending June 30, 2020 were attributable to operations located in Wuhan, Hubei Province, China and its immediate environs.

●	Noted the Seller’s representation that the effects of the outbreak of COVID-19 in Wuhan, Hubei, China in late 2019 caused it to determine to classify Sunlong’s operations as discontinued as of December 31, 2019.

●	Engaged in telephonic conversations with the Audit Committee Chairman of the Seller, who is also a Member of the Seller’s Board of Directors, to discuss the business, operations, historical and projected financial results, as well as future prospects of Sunlong.

●	Noted that the Buyer is a former Chief Executive Officer of the Seller.

●	Noted that the Sale was approved by written consent by shareholders who collectively held 54.32% of the equity of CCNC common stock as of June 30, 2020, some of whom are officers and directors of the Seller, as is permissible under the laws of the State of Nevada where the Seller is incorporated.

●	Noted that an entity controlled by the Buyer acquired 100% of the equity interests of a different subsidiary (Hubei Shengrong) of the Seller in December 2018, subsequent to her resignation as the Seller’s Chief Executive Officer. BSL did not render a fairness opinion for that transaction, did not act as a financial advisor to any party to that transaction, nor received any compensation arising from that transaction.

●	Reviewed publicly available financial data and trading multiples of companies which we deem generally comparable to Sunlong including publicly-traded hazardous waste processors which operate solely in the People’s Republic of China and HongKong, as well as publicly-traded hazardous waste companies of $100 Million of equity market capitalization or less.

●	Reviewed and analyzed certain publicly available information with respect to the terms of certain merger and acquisition transactions we deemed relevant to our analysis.

●	Considered that no cash was tendered to the Buyer or Payees to the Seller; given that this was a purchase of equity by the Buyer, the net liabilities of China Sunlong were transferred from the Seller to the Buyer.

●	Conducted such other studies, analyses, inquiries, and investigations as we deemed appropriate.

In rendering our Opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to BSL by, or on behalf of, the Company, or that was otherwise reviewed by BSL, and have not assumed any responsibility for independently verifying any of such information. With respect to the revenue and expense forecasts supplied to us by CCNC, we also have relied upon and assumed, without independent verification, that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of CCNC for the periods indicated, and that they provided a reasonable basis upon which we could form our opinion. Such forecasts were not prepared with the expectation of public disclosure. Such revenue and expense forecasts are based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, as well as Sunlong’s concentration of operations in the Wuhan/Hubei region and the effects of the outbreak of COVID-19 in that area.

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the parties since the date of the last financial results of the Company made available to us with respect to both its operations and that of Sunlong. We did not make or obtain any independent evaluation, appraisal or physical inspection of the Company’s assets or liabilities. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, BSL assumes no responsibility for their accuracy.

We understand all necessary regulatory or governmental approvals as well as all conditions to the Transaction have been satisfied and not waived. The Transaction was consummated substantially on the terms and conditions described in the Agreements, without any waiver of material terms or conditions by the Seller or any other party and without any anti- dilution or other adjustment to the Consideration, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Transaction did not have an adverse effect on either of parties or its closing. We have further assumed that CCNC has relied upon the advice of its counsel, independent accountants and other advisors (other than BSL) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to the Company, the Agreements, the Buyer, and the Transaction.

6 Venture, Suite 395-Irvine, CA 92618 | 949-502-4408 phone | 310-301-8099 fax

Annex B-2

Our Opinion is limited to whether the Consideration is fair to CCNC, from a financial point of view, and does not address any other terms, aspects or implications of the Transaction, including, without limitation, the form or structure of the Transaction, any consequences of the Transaction on CCNC, or the parties’ respective members, stockholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Transaction or otherwise. Our Opinion also does not consider, address or include: (i) any other strategic or financial alternatives currently (or which have been or may be) contemplated by CCNC or its Board; (ii) the legal, tax or accounting consequences of the Transaction on CCNC or the respective members, or stockholders of the parties, and; (iii) the fairness of the amount or nature of any compensation to any of the parties’ officers, directors or employees, or class of such persons, relative to the compensation to the holders of the Company’s securities

Our Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us by or on behalf of CCNC or information otherwise reviewed by BSL, as of the date of this Opinion. We have especially considered the effects of the unforeseen and unforeseeable outbreak of COVID-19 in the Wuhan, Hubei region beginning in the fourth quarter of 2019, and the consequent effect it may have had on Sunlong’s operations, prospects, and outlook since then. It is understood that subsequent developments may affect the conclusion reached in this Opinion and that BSL does not have any obligation to update, revise or reaffirm this Opinion. Our Opinion is for the information of, and directed to, the Board of CCNC for its information and assistance in connection with its consideration of the financial terms of the Transaction. Our Opinion does not constitute a recommendation to any shareholder of CCNC as to how any such shareholder should vote at any meeting of its shareholders at which the Transaction may later be considered, or exercise any dissenters’ or appraisal rights that may be available to each such respective shareholder. In addition, the Opinion does not compare the relative merits of the Transaction with any other alternative transactions or business strategies which may have been available to CCNC, and does not address the underlying business decision of CCNC, its Board, or its shareholders to proceed with or effect the Transaction.

BSL, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In addition, CCNC has agreed to indemnify us for certain liabilities arising out of our engagement. BSL does not currently provide investment banking services to CCNC, but may seek to provide investment banking services to CCNC and its respective affiliates in the future, for which we would seek customary compensation. In the ordinary course of business, BSL and our clients may transact in the securities of the various parties, and may, at any time, hold a long or short position in such securities.

It is understood that this letter is intended for the benefit and use of the Board of Directors of CCNC. This opinion does not address CCNC’s underlying business decision to pursue the Transaction, nor the relative merits of the Transaction as compared to any alternate business strategies that might exist for CCNC or Sunlong, or the effects of any other transaction in which CCNC or Sunlong might engage. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market, and other conditions, and the information made available to us as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

Neither BSL nor any of its affiliates have acted as a financial advisor to the Seller, Buyer, or Payees (collectively, the “Parties”), and have not received any other compensation from the Parties. Neither BSL nor any of its affiliates will receive any compensation for this fairness opinion from the Parties that is contingent upon the successful completion of the sale of Sunlong to the Buyer by the Seller, and will not receive any other contingent compensation if it is successfully completed. There have been no material relationships between BSL and its affiliates, and the Parties in the past two years, nor is there a mutual understanding between BSL nor any of its affiliates that are mutually understood to be contemplated in which any compensation was or will be rendered as a result of the relationship between BSL and the Parties.

This opinion was issued by the Fairness Committee of BSL. This opinion does not express any opinion about the fairness, amount, or nature of the compensation, if any, to the Seller’s officers, directors, employees, or any other class of such persons relative to the compensation to the public shareholders of the Seller, or those shareholders of the Seller who approved the sale of Sunlong by written consent relative to CCNC’s other shareholders.

As noted earlier herein, BSL was not able to independently verify much, if not most, of the information that was supplied to it by the Seller with respect to the Parties to the transaction that formed a substantial basis for this opinion, The Seller has represented to us that as a result of the COVID-19 outbreak and measures taken by the government of the People’s Republic of China beginning in December 2019, and the governments of Hubei Province and the City of Wuhan thereafter, it decided to recognize a loss of ($11,448.459) in the fourth quarter of 2019 due to the suspension of Sunlong’s operations, resulting in a Sunlong shareholder deficit of ($9,931,567) as of December 31, 2019. The Seller has also represented to us that Sunlong had no revenue from December 2019 through June 30, 2020, the date the sale of Sunlong was approved as a result of the written consents mentioned earlier herein.

6 Venture, Suite 395-Irvine, CA 92618 | 949-502-4408 phone | 310-301-8099 fax

Annex B-3

We note, that our direction, the Seller prepared unaudited quarterly income statements and statements of financial position for Sunlong for each quarterly period since December 31, 2018. These statements confirmed that Sunlong had no revenue and had negative operating income in terms of its transactional currency (the renminbi/yuan) for the fourth quarter of 2019, and no revenue or operating income for the first and second quarter of 2020. Because of the depreciation of the transactional currency relative to the Company's functional currency ($USD) in Q4 2019, it had a reversal of revenue during that period expressed in dollar terms. This reversal of revenue in USD terms, which was solely due to exchange rate fluctuations, was not material to our opinion expressed herein. The audited Consolidated Statement of Cash Flows in the Seller’s 10-K filed with the SEC for the period ended December 31, 2019 does state that there was a non-cash write-down and goodwill charges arising from the discontinuance of operations including Sunlong and its subsidiaries of ($16,048,048) for that period. CCNC recognized as a non-cash gain on disposal of discontinued operations of $6,951,617 in its unaudited 10-Q for the period ending June 30, 2020, as filed with the SEC.

We consider that Wuhan, Hubei Province, China as the epicenter of the COVID-19 pandemic to be established fact. Accordingly, although we performed, examination of trailing multiples of comparable companies as well as recent merger and acquisition transaction multiples, we did not consider them material to our opinion given the concentration of Sunlong’s operations in Wuhan, Hubei. Moreover, given that the Seller has affirmed to us that Sunlong has no future dividend stream from operations, we were unable to perform a discounted cash flow valuation analysis to be considered within the context of this opinion. The Seller has represented to us that Sunlong and its subsidiaries were not able to recover from the loss of customers, employees and suppliers resulting from the four-month lockdown of Wuhan which ended in April 2020; however, we have not independently verified, nor can we independently verify, this representation.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Transaction pursuant to the Agreements is fair to CCNC (“Seller”), from a financial point of view as of the date of this letter given the Seller’s representations as to the effects of the COVID-19 virus on Sunlong’s operations commencing in the quarter ending December 31, 2019.

Sincerely yours,

BOUSTEAD SECURITIES, LLC

6 Venture, Suite 395-Irvine, CA 92618 | 949-502-4408 phone | 310-301-8099 fax

Annex B-4